Exhibit 4
Counterpart __ of 120 Counterparts

CAROLINA POWER & LIGHT COMPANY
d/b/a PROGRESS ENERGY CAROLINAS, INC.
TO
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York (formerly Irving Trust Company))
AND
MING RYAN
(successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe,
G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy,
W.T. Cunningham and Douglas J. MacInnes)
as Trustees under Carolina Power &
Light Company’s Mortgage and Deed
of Trust, dated as of May 1, 1940

Seventy-seventh Supplemental Indenture
Providing for
certain amendments to the Mortgage
Dated as of June 18, 2009

Prepared by and Return to:
Hunton & Williams LLP (TSG)
Post Office Box 109
Raleigh, North Carolina 27602

SEVENTY-SEVENTH SUPPLEMENTAL INDENTURE
     INDENTURE, dated as of June 18, 2009, by and between CAROLINA POWER & LIGHT COMPANY (d/b/a PROGRESS ENERGY CAROLINAS, INC.), a corporation of the State of North Carolina, whose post office address is 410 South Wilmington Street, Raleigh, North Carolina 27601-1768 (hereinafter sometimes referred to as the “Company”), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York (formerly Irving Trust Company)), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes referred to as the “Corporate Trustee”), and Ming Ryan (successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy, W.T. Cunningham and Douglas J. MacInnes),whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes referred to as the “Individual Trustee”; the Corporate Trustee and the Individual Trustee being hereinafter together sometimes referred to as the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter referred to as the “Mortgage”), which Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York Mellon) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes referred to as the “Seventy-seventh Supplemental Indenture”) being supplemental thereto:
     WHEREAS, the Mortgage was recorded in various Counties in the States of North Carolina and South Carolina; and
     WHEREAS, the Mortgage was indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and
     WHEREAS, an instrument, dated as of June 25, 1945, was executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Mortgage, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and
     WHEREAS, an instrument, dated as of December 12, 1957, was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Mortgage, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and
     WHEREAS, an instrument, dated as of April 15, 1966, was executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Mortgage, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and
     WHEREAS, by the Seventeenth Supplemental Indenture mentioned below, the Company, among other things, appointed G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and
     WHEREAS, by the Nineteenth Supplemental Indenture mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and
     WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and
     WHEREAS, an instrument, dated as of June 27, 1988, was executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Mortgage, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

     WHEREAS, by the Forty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and
     WHEREAS, by the Forty-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and
     WHEREAS, by the Sixty-sixth Supplemental Indenture mentioned below, the Company, among other things, appointed Douglas J. MacInnes as Individual Trustee in succession to said W.T. Cunningham (resigned), and Douglas J. MacInnes accepted said appointment; and
     WHEREAS, by the Seventy-sixth Supplemental Indenture mentioned below, the Company, among other things, appointed Ming Ryan as Individual Trustee in succession to said Douglas J. MacInnes (resigned), and Ming Ryan accepted said appointment; and
     WHEREAS, such instruments were indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and
     WHEREAS, effective January 1, 2003, the Company began doing business under the name Progress Energy Carolinas, Inc., without changing the legal name of the Company; and certificates of doing business by the Company under such name were recorded in all counties in the State of North Carolina and South Carolina in which this Seventy-seventh Supplemental Indenture is to be recorded and were filed and indexed and cross-indexed in the real property records in each of such counties; and
     WHEREAS, by the Seventy-second Supplemental Indenture mentioned below, the Company, among other things, restated Section 116 of the Mortgage in its entirety to provide that the Mortgage may be amended with the affirmative written consent of holders of 66-2/3% or more in principal amount of the bonds Outstanding thereunder delivered to the Corporate Trustee; and
     WHEREAS, the Company has delivered to the Corporate Trustee pursuant to Section 116 of the Mortgage written consents of the bondholders holding 66-2/3% or more in principal amount of the bonds Outstanding under the Mortgage to amend certain provisions of the Mortgage; and
     WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired intended to be subject to the lien thereof; and
     WHEREAS, for said purposes, among others, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of

First Supplemental Indenture	January 1, 1949
Second Supplemental Indenture	December 1, 1949
Third Supplemental Indenture	February 1, 1951
Fourth Supplemental Indenture	October 1, 1952
Fifth Supplemental Indenture	March 1, 1958
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	November 1, 1961

Designation	Dated as of

Eighth Supplemental Indenture	July 1, 1964
Ninth Supplemental Indenture	April 1, 1966
Tenth Supplemental Indenture	October 1, 1967
Eleventh Supplemental Indenture	October 1, 1968
Twelfth Supplemental Indenture	January 1, 1970
Thirteenth Supplemental Indenture	August 1, 1970
Fourteenth Supplemental Indenture	January 1, 1971
Fifteenth Supplemental Indenture	October 1, 1971
Sixteenth Supplemental Indenture	May 1, 1972
Seventeenth Supplemental Indenture	May 1, 1973
Eighteenth Supplemental Indenture	November 1, 1973
Nineteenth Supplemental Indenture	May 1, 1974
Twentieth Supplemental Indenture	December 1, 1974
Twenty-first Supplemental Indenture	April 15, 1975
Twenty-second Supplemental Indenture	October 1, 1977
Twenty-third Supplemental Indenture	June 1, 1978
Twenty-fourth Supplemental Indenture	May 15, 1979
Twenty-fifth Supplemental Indenture	November 1, 1979
Twenty-sixth Supplemental Indenture	November 1, 1979
Twenty-seventh Supplemental Indenture	April 1, 1980
Twenty-eighth Supplemental Indenture	October 1, 1980
Twenty-ninth Supplemental Indenture	October 1, 1980
Thirtieth Supplemental Indenture	December 1, 1982
Thirty-first Supplemental Indenture	March 15, 1983
Thirty-second Supplemental Indenture	March 15, 1983
Thirty-third Supplemental Indenture	December 1, 1983
Thirty-fourth Supplemental Indenture	December 15, 1983
Thirty-fifth Supplemental Indenture	April 1, 1984
Thirty-sixth Supplemental Indenture	June 1, 1984
Thirty-seventh Supplemental Indenture	June 1, 1984
Thirty-eighth Supplemental Indenture	June 1, 1984
Thirty-ninth Supplemental Indenture	April 1, 1985
Fortieth Supplemental Indenture	October 1, 1985
Forty-first Supplemental Indenture	March 1, 1986
Forty-second Supplemental Indenture	July 1, 1986
Forty-third Supplemental Indenture	January 1, 1987
Forty-fourth Supplemental Indenture	December 1, 1987
Forty-fifth Supplemental Indenture	September 1, 1988
Forty-sixth Supplemental Indenture	April 1, 1989
Forty-seventh Supplemental Indenture	August 1, 1989
Forty-eighth Supplemental Indenture	November 15, 1990
Forty-ninth Supplemental Indenture	November 15, 1990
Fiftieth Supplemental Indenture	February 15, 1991
Fifty-first Supplemental Indenture	April 1, 1991
Fifty-second Supplemental Indenture	September 15, 1991
Fifty-third Supplemental Indenture	January 1, 1992
Fifty-fourth Supplemental Indenture	April 15, 1992
Fifty-fifth Supplemental Indenture	July 1, 1992
Fifty-sixth Supplemental Indenture	October 1, 1992
Fifty-seventh Supplemental Indenture	February 1, 1993

Designation	Dated as of

Fifty-eighth Supplemental Indenture	March 1, 1993
Fifty-ninth Supplemental Indenture	July 1, 1993
Sixtieth Supplemental Indenture	July 1, 1993
Sixty-first Supplemental Indenture	August 15, 1993
Sixty-second Supplemental Indenture	January 15, 1994
Sixty-third Supplemental Indenture	May 1, 1994
Sixty-fourth Supplemental Indenture	August 15, 1997
Sixty-fifth Supplemental Indenture	April 1, 1998
Sixty-sixth Supplemental Indenture	March 1, 1999
Sixty-seventh Supplemental Indenture	March 1, 2000
Sixty-eighth Supplemental Indenture	April 1, 2000
Sixty-ninth Supplemental Indenture	June 1, 2000
Seventieth Supplemental Indenture	July 1, 2000
Seventy-first Supplemental Indenture	February 1, 2002
Seventy-second Supplemental Indenture	September 1, 2003
Seventy-third Supplemental Indenture	March 1, 2005
Seventy-fourth Supplemental Indenture	November 1, 2005
Seventy-fifth Supplemental Indenture	March 1, 2008
Seventy-sixth Supplemental Indenture	January 1, 2009
which supplemental indentures (other than said Sixty-fifth Supplemental Indenture and said Sixty-seventh Supplemental Indenture) were recorded in various Counties in the States of North Carolina and South Carolina, and were indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and
     WHEREAS, no recording or filing of said Sixty-fifth Supplemental Indenture in any manner or place is required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustees or is necessary to make effective the lien intended to be created by the Mortgage or said Sixty-fifth Supplemental Indenture; and said Sixty-seventh Supplemental Indenture was recorded only in Rowan County, North Carolina to make subject to the lien of the Mortgage, as supplemented, certain property of the Company located in said County intended to be subject to the lien of the Mortgage, as supplemented, all in accordance with Section 42 of the Mortgage; and
     WHEREAS, the Mortgage and said First through Seventy-sixth Supplemental Indentures (other than said Sixty-fifth and said Sixty-seventh Supplemental Indentures) were or are to be recorded in all Counties in the States of North Carolina and South Carolina in which this Seventy-seventh Supplemental Indenture is to be recorded; and
     WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and
     WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

	Principal	Principal
	Amount	Amount
Series	Issued	Outstanding

3-3/4% Series due 1965	$46,000,000	None
3-1/8% Series due 1979	20,100,000	None

	Principal	Principal
	Amount	Amount
Series	Issued	Outstanding

3-1/4% Series due 1979	43,930,000	None
2-7/8% Series due 1981	15,000,000	None
3-1/2% Series due 1982	20,000,000	None
4-1/8% Series due 1988	20,000,000	None
4-7/8% Series due 1990	25,000,000	None
4-1/2% Series due 1991	25,000,000	None
4-1/2% Series due 1994	30,000,000	None
5-1/8% Series due 1996	30,000,000	None
6-3/8% Series due 1997	40,000,000	None
6-7/8% Series due 1998	40,000,000	None
8-3/4% Series due 2000	40,000,000	None
8-3/4% Series due August 1, 2000	50,000,000	None
7-3/8% Series due 2001	65,000,000	None
7-3/4% Series due October 1, 2001	70,000,000	None
7-3/4% Series due 2002	100,000,000	None
7-3/4% Series due 2003	100,000,000	None
8-1/8% Series due November 1, 2003	100,000,000	None
9-3/4% Series due 2004	125,000,000	None
11-1/8% Series due 1994	50,000,000	None
11% Series due April 15, 1984	100,000,000	None
8-1/2% Series due October 1, 2007	100,000,000	None
9-1/4% Series due June 1, 2008	100,000,000	None
10-1/2% Series due May 15, 2009	125,000,000	None
12-1/4% Series due November 1, 2009	100,000,000	None
Pollution Control Series A	63,000,000	None
14-1/8% Series due April 1, 1987	125,000,000	None
Pollution Control Series B	50,000,000	None
Pollution Control Series C	6,000,000	None
11-5/8% Series due December 1, 1992	100,000,000	None
Pollution Control Series D	48,485,000	None
Pollution Control Series E	5,970,000	None
12-7/8% Series due December 1, 2013	100,000,000	None
Pollution Control Series F	34,700,000	None
13-3/8% Series due April 1, 1994	100,000,000	None
Pollution Control Series G	122,615,000	None
Pollution Control Series H	70,000,000	None
Pollution Control Series I	70,000,000	None
Pollution Control Series J	6,385,000	None
Pollution Control Series K	2,580,000	None
Extendible Series due April 1, 1995	125,000,000	None
11-3/4% Series due October 1, 2015	100,000,000	None
8-7/8% Series due March 1, 2016	100,000,000	None
8-1/8% Series due July 1, 1996	125,000,000	None
8-1/2% Series due January 1, 2017	100,000,000	None
9.174% Series due December 1, 1992	100,000,000	None
9% Series due September 1, 1993	100,000,000	None
9.60% Series due April 1, 1991	100,000,000	None
Secured Medium-Term Notes, Series A	200,000,000	None

	Principal	Principal
	Amount	Amount
Series	Issued	Outstanding

8-1/8% Series due November 15, 1993	100,000,000	None
Secured Medium-Term Notes, Series B	100,000,000	None
8-7/8% Series due February 15, 2021	125,000,000	None
9% Series due April 1, 2022	100,000,000	None
8-5/8% Series due September 15, 2021	100,000,000	$100,000,000
5.20% Series due January 1, 1995	125,000,000	None
7-7/8% Series due April 15, 2004	150,000,000	None
8.20% Series due July 1, 2022	150,000,000	None
6-3/4% Series due October 1, 2002	100,000,000	None
6-1/8% Series due February 1, 2000	150,000,000	None
7-1/2% Series due March 1, 2023	150,000,000	None
5-3/8% Series due July 1, 1998	100,000,000	None
Secured Medium-Term Notes, Series C	200,000,000	None
6-7/8% Series due August 15, 2023	100,000,000	None
5-7/8% Series due January 15, 2004	150,000,000	None
Pollution Control Series L	72,600,000	72,600,000
Pollution Control Series M	50,000,000	50,000,000
6.80% Series due August 15, 2007	200,000,000	None
5.95% Senior Note Series due March 1, 2009	400,000,000	None
7.50% Senior Note Series due April 1, 2005	300,000,000	None
Pollution Control Series N	67,300,000	67,300,000
Pollution Control Series O	55,640,000	55,640,000
Pollution Control Series P	50,000,000	50,000,000
Pollution Control Series Q	50,000,000	50,000,000
Pollution Control Series R	45,600,000	45,600,000
Pollution Control Series S	41,700,000	41,700,000
Pollution Control Series T	50,000,000	50,000,000
Pollution Control Series U	50,000,000	50,000,000
Pollution Control Series V	87,400,000	87,400,000
Pollution Control Series W	48,485,000	48,485,000
5.125% Series due 2013	400,000,000	400,000,000
6.125% Series due 2033	200,000,000	200,000,000
5.15% Series due 2015	300,000,000	300,000,000
5.70% Series due 2035	200,000,000	200,000,000
5.25% Series due 2015	400,000,000	400,000,000
6.30% Series due 2038	325,000,000	325,000,000
5.30% Series due 2019	600,000,000	600,000,000
which bonds are herein sometimes referred to as bonds of the First through Eighty-seventh Series, respectively; and
     WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and
     WHEREAS, the Company now desires to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and
     WHEREAS, the execution and delivery by the Company of this Seventy-seventh Supplemental Indenture has been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Mellon and Ming Ryan, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:
     All electric generating plants, stations, transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company’s rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Seventy-seventh Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracts, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
     IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.
     PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Seventy-seventh Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or this Seventy-seventh Supplemental Indenture or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property and rights heretofore released from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Seventy-seventh Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.
     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.
     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Seventy-seventh Supplemental Indenture being supplemental to the Mortgage.
     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust under the Mortgage as follows:
ARTICLE I
AMENDMENTS TO CERTAIN PROVISIONS OF THE MORTGAGE
     SECTION 1. The Mortgage, as supplemented, is hereby amended so as to restate in its entirety, Section 126 of the Mortgage as follows:
     SECTION 126. The date of maturity of this Indenture shall be May 1, 2140, and all bonds to be issued hereunder shall mature not later than such date, provided, however, that nothing in this Section shall affect or limit to any extent the right of the Company to issue any bonds secured hereby having a maturity date or dates earlier than May 1, 2140 or affect or limit to any extent any of the rights or remedies of the Trustees or bondholders to enforce the provisions of this Indenture or of the bonds by foreclosure of this Indenture or otherwise, at any time or times prior to May 1, 2140.
     SECTION 2. The Mortgage, as supplemented, is hereby amended so as to add the words “ten-sevenths of” at the beginning of subdivision (b) of clause (B) of Section 4 of the Mortgage.
     SECTION 3. The Mortgage, as supplemented, is hereby amended so as to replace the phrase “within the fifteen (15) calendar months” on the second and third lines of clause (A) of Section 7 of the Mortgage with the phrase “within the eighteen (18) calendar months”.
     SECTION 4. The Mortgage, as supplemented, is hereby amended so as to delete the word “and” at the end of subdivision (3) of the excepted property clause on page 121 of the Mortgage and to add a subdivision (5) to such clause immediately after the phrase “ordinary course of its business;” to read “and (5) any property which does not constitute Property Additions, Funded Property or Funded Cash, as hereinafter defined;”.
     SECTION 5. Subsection 3(a) of Section 59 of the Mortgage, as supplemented, is hereby amended to read in its entirety as follows:
     “(a) a description in reasonable detail of the property to be released;”
     SECTION 6. Subsection 3(b) of Section 59 of the Mortgage, as supplemented, is hereby amended to read in its entirety as follows:
     “(b) (i) the Fair Value and (ii) the Cost (or as to Property Additions constituting Funded Property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such Fair Value in lieu of Cost), in the opinion of the signers, of the property to be released; and the Cost (or as to Property Additions constituting Funded Property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such Fair Value in lieu of Cost), in the opinion of the signers, of any portion thereof that is Funded Property;”
     SECTION 7. Subsection (4) of Section 59 of the Mortgage, as supplemented, is hereby amended by replacing the first six lines thereof with the following:
     “(4) an amount in cash, to be held by the Corporate Trustee as part of the Mortgaged and Pledged Property, equivalent to the amount, if any, by which the Cost (or as to Property Additions constituting Funded Property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such Fair Value in lieu of Cost) of the property to be released, as specified in the Engineer’s Certificate provided for in subdivision (3) above, exceeds the aggregate of the following items:”
     SECTION 8. The Mortgage, as supplemented, is hereby amended so as to add the words “an amount equal to ten-sevenths of” at the beginning of the first sentence of subsection (4)(c) of Section 59 of the Mortgage.
     SECTION 9. Section 60 of the Mortgage, as supplemented, is hereby amended by inserting “(I)” before the word “Unless” in the first line thereof, and by adding the following subsection (II) at the end of Section 60:
     “(II) Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more of the Defaults defined in Section 65 hereof shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property that is not Funded Property, except cash then held by the Corporate Trustee (provided, however, that Prior Lien Bonds deposited with the Corporate Trustee shall not be released or surrendered except as provided in Article IX hereof and obligations secured by purchase money mortgage deposited with the Corporate Trustee shall not be released except as provided in Section 61 hereof), and the Corporate Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon application of the Company and receipt by the Corporate Trustee of the following (in lieu of complying with the requirements of Section 59 hereof):
     (1) a Treasurer’s Certificate describing in reasonable detail the property to be released and requesting such release, and stating:
     (a) that the Company is not in default in the payment of interest on any bonds then Outstanding hereunder and that none of the Defaults defined in Section 65 hereof have occurred and are continuing;
     (b) that the property to be released is not Funded Property; and
     (c) that (except in any case where a governmental body or agency has exercised a right to order the Company to divest itself of such property) such release is in the opinion of the signers desirable in the conduct of the business of the Company;
     (2) an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating:
     (a) a description of the property to be released;
     (b) the Fair Value, in the opinion of the signers, of the property (or securities) to be released;
     (c) that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions hereof; and
     (d) that the Company has Property Additions constituting property that is not Funded Property (not including any Property Additions to be released) of a Cost or Fair Value to the Company (whichever is less) of not less than one dollar ($1) (after making any deductions and any additions pursuant to the provisions of Section 4 hereof) after deducting the Cost of the property (or securities) to be released;
     (3) an Opinion of Counsel stating the signer’s opinion to the effect that, on the delivery to the Corporate Trustee of the certificates and other documents, if any, specified in such Opinion of Counsel, the conditions required by this Indenture precedent to the action requested by the Company to be taken by the Corporate Trustee have been complied with; and
     (4) in case the Corporate Trustee is requested to release any franchise, an Opinion of Counsel complying with the requirements of Section 121 hereof and stating that in the opinion of the signer thereof such release will not impair to any material extent the right of the Company to operate any of its remaining properties.”
ARTICLE II
CERTAIN PROVISIONS WITH RESPECT TO FUTURE ADVANCES
     SECTION 10. Upon the filing of this Seventy-seventh Supplemental Indenture for record in all counties in which the Mortgaged and Pledged Property is located, and until a further indenture or indentures supplemental to the Mortgage shall be executed and delivered by the Company to the Trustees pursuant to authorization by the Board of Directors of the Company and filed for record in all counties in which the Mortgaged and Pledged Property is located further increasing or decreasing the amount of future advances which may be secured by the Mortgage, as supplemented, the Mortgage, as supplemented, may secure future advances and other indebtedness and sums not to exceed in the aggregate $2,500,000,000, in addition to $3,193,725,000 in aggregate principal amount of bonds Outstanding at the time of such filing, and all such advances and other indebtedness and sums shall be secured by the Mortgage, as supplemented, equally, to the same extent and with the same priority, as the amount originally advanced on the security of the Mortgage, namely, $46,000,000, and such advances and other indebtedness and sums may be made or become owing and may be repaid and again made or become owing and the amount so stated shall be considered only as the total amount of such advances and other indebtedness and sums as may be outstanding at one time.
ARTICLE III
MISCELLANEOUS PROVISIONS
     SECTION 11. Subject to the amendments provided for in this Seventy-seventh Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Seventy-seventh Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.
     SECTION 12. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventy-seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Mortgage shall apply to and form part of this Seventy-seventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Seventy-seventh Supplemental Indenture.

     SECTION 13. Subject to the provisions of Article XV and Article XVI of the Mortgage, whenever in this Seventy-seventh Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Seventy-seventh Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.
     SECTION 14. Nothing in this Seventy-seventh Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this Seventy-seventh Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventy-seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.
     SECTION 15. This Seventy-seventh Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
[Signatures on the Following Pages]

     The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE COMPANY HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS, WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.
     IN WITNESS WHEREOF, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York Mellon has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents or Assistant Secretaries and Ming Ryan has hereunto set her hand and seal, all as of the day and year first above written.

CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.
By:	/s/ Thomas R. Sullivan
Thomas R. Sullivan
Vice President and Treasurer

Executed, sealed and delivered by
CAROLINA POWER & LIGHT COMPANY
 d/b/a PROGRESS ENERGY CAROLINAS, INC.
by Thomas R. Sullivan,
one of its Vice Presidents, and
attested by Patricia Kornegay-Timmons,
one of its Assistant Secretaries, in the
presence of:	ATTEST:

/s/ Patricia Kornegay-Timmons

Patricia Kornegay-Timmons Assistant Secretary

/s/ Kate A. Mercer

Kate A. Mercer

/s/ Patricia M. Rodenburg

Patricia M. Rodenburg
[Trustees’ Signature Page Follows]

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ L. O’Brien
L. O’Brien
Vice President

Executed, sealed and delivered by THE BANK OF NEW YORK MELLON, as Trustee, by L. O’Brien, one of its Vice Presidents, and attested by Francine Kincaid, one of its Vice Presidents, in the presence of:	ATTEST:

/s/ Francine Kincaid

Francine Kincaid Vice President

/s/ Geovanni Barris

Geovanni Barris

/s/ Josip Antolos

Josip Antolos

	/s/ Ming Ryan	(L.S.)

MING RYAN

Executed, sealed and delivered by MING RYAN in the presence of:

/s/ Geovanni Barris

Geovanni Barris

/s/ Josip Antolos

Josip Antolos
[Trustees’ Signature Page]
[Seventy-seventh Supplemental Indenture dated as of June 18, 2009 to the Carolina Power & Light Company Mortgage and Deed of Trust
dated as of May 1, 1940]

STATE OF NORTH CAROLINA	)
	)	SS.:
COUNTY OF WAKE	)
     This 18th day of June, A.D. 2009, personally came before me, Denise P. deVivero, a Notary Public, Thomas R. Sullivan, who, being by me duly sworn, acknowledged before me that he is Vice President and Treasurer of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given. And the said Thomas R. Sullivan acknowledged the said writing to be the act and deed of said corporation.
     On the 18th day of June, in the year of 2009, before me personally came Thomas R. Sullivan, to me known, who, being by me duly sworn, did depose and say that he resides at 104 Agassi Court, Cary, North Carolina 27511; that he is Vice President and Treasurer of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Denise P. deVivero
Denise P. deVivero
Notary Public, State of North Carolina Wake County My Commission Expires: July 30, 2010

STATE OF NORTH CAROLINA	)
	)	SS.:
COUNTY OF WAKE	)
     This 18th day of June, A.D. 2009, personally came before me, Denise P. deVivero, a Notary Public, Patricia Kornegay-Timmons, who, being by me duly sworn, acknowledged before me that she is the Assistant Secretary of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and attested by her on behalf of said corporation by its authority duly given.
     On the 18th day of June, in the year of 2009, before me personally came Patricia Kornegay-Timmons, to me known, who, being by me duly sworn, did depose and say that she resides at 9404 Gabe Court, Raleigh, North Carolina 27613, that she is the Assistant Secretary of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed and attested her name thereto by the authority of the Board of Directors of said corporation.

/s/ Denise P. deVivero
Denise P. deVivero
Notary Public, State of North Carolina Wake County My Commission Expires: July 30, 2010

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)
     On June 18, 2009 before me, the undersigned, personally appeared L. O’BRIEN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he signed the same in his capacity as a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, signed the instrument.
     I, Carlos R. Luciano, a Notary Public of the State of New York, certify that L. O’BRIEN personally came before me this day and acknowledged that he is a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that he, as Vice President, being authorized to do so, signed the foregoing on behalf of the corporation.
     Witness my hand and official seal, this the 18th day of June 2009.

/s/ Carlos R. Luciano
Carlos R. Luciano
Notary Public, State of New York No. 41-4765897 Qualified in Queens County Commission Expires April 30, 2010

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)
     On June 18, 2009 before me, the undersigned, personally appeared FRANCINE KINCAID, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she signed and attested the same in her capacity as a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, signed and attested the instrument.
     I, Carlos R. Luciano, a Notary Public of the State of New York, certify that FRANCINE KINCAID personally came before me this day and acknowledged that she is a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that she, as Vice President, being authorized to do so, signed and attested the foregoing on behalf of the corporation.
     Witness my hand and official seal, this the 18th day of June, 2009.

/s/ Carlos R. Luciano
Carlos R. Luciano
Notary Public, State of New York No. 41-4765897 Qualified in Queens County Commission Expires April 30, 2010

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)
     On June 18, 2009 before me, the undersigned, personally appeared MING RYAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity as Individual Trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
     I, Carlos R. Luciano, a Notary Public of the State of New York, do hereby certify that MING RYAN, as Individual Trustee, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.
     Witness my hand and official seal, this the 18th day of June, 2009.

/s/ Carlos R. Luciano
Carlos R. Luciano
Notary Public, State of New York No. 41-4765897 Qualified in Queens County Commission Expires April 30, 2010